BACK BAY RESTAURANT GROUP, INC.
                     REPORTS FISCAL YEAR AND FOURTH QUARTER
                             1998 FINANCIAL RESULTS


                                                       For Immediate Release


Boston, Massachusetts, February 23, 1999...Back Bay Restaurant Group, Inc. (NASDAQ: PAPA) announced today its operating results for the thirteen and fifty-two week periods ended December 27, 1998 and the thirteen and fifty-two week periods ended December 28, 1997.

Net income for fiscal year 1998 was $2,684,000 or $0.73 per share on a diluted basis compared with net income of $1,731,000 or $0.50 per share on a diluted basis in 1997. These results represent a 55% increase in net income and a 46% increase in diluted net income per share. Net sales in 1998 increased 4.7% to $99,396,000 from $94,904,000 in 1997.

The Company reported net income of $990,000 or $0.27 per share on a diluted basis in the fourth quarter of 1998 compared with net income of $841,000 or $0.24 per share on a diluted basis in the fourth quarter of 1997. These results represent a 17.7% increase in net income and a 12.5% increase in diluted net income per share. Net sales in the fourth quarter of 1998 increased 8.3% to $27,091,000 from $25,027,000 in the fourth quarter of 1997.

Back Bay Restaurant Group, Inc. owns and operates 34 full-service restaurants located in New England, New York, New Jersey and Georgetown, D.C. Fourteen feature Italian cuisine and are operated under the Papa.Razzi trade name. Twenty restaurants serve American-style food and are operated under several trade names including "Joe's American Bar & Grill," "Abe & Louie's," "Charley's Eating & Drinking Saloon," "J.C. Hillary's, Ltd.," and "Famous Atlantic Fish Company".

                         BACK BAY RESTAURANT GROUP, INC.

                             SELECTED FINANCIAL DATA
                                   (unaudited)
                        (in 000's except per share data)

                                                                              Thirteen Weeks Ended
                                                                December 27, 1998           December 28, 1997
                                                                -----------------           -----------------
                                                                   $         % of sales         $        % of sales

Net sales                                                         27,091         100.0        25,027        100.0

Cost of sales                                                      7,533          27.8         6,896         27.6
Payroll and related costs                                          8,073          29.8         7,598         30.4
Operating expenses                                                 6,053          22.4         5,791         23.1
Depreciation and amortization                                      1,199           4.4         1,115          4.4

Income from restaurant operations                                  4,233          15.6         3,627         14.5

General and administrative expenses                                2,587           9.5         2,191          8.8

Operating income                                                   1,646           6.1         1,436          5.7

Net interest expense                                                  74           0.3           101          0.4
Income taxes                                                         582           2.1           494          2.0

          Net income                                                 990           3.7           841          3.3
Net income per share:
               Basic                                               $0.29                       $0.24

               Diluted                                             $0.27                       $0.24


Average common shares and equivalents:
               Basic                                               3,461                       3,431
               Diluted                                             3,686                       3,542

Number of restaurants:

           Restaurants open at beginning
               of Period                                              34                          34

           Restaurants open at end
               of Period                                              34                          34


                         BACK BAY RESTAURANT GROUP, INC.

                             SELECTED FINANCIAL DATA
                                   (unaudited)
                        (in 000's except per share data)

                                                                            Fifty Two Weeks Ended
                                                                December 27, 1998           December 28, 1997
                                                                -----------------           -----------------
                                                                   $         % of sales         $        % of sales

Net sales                                                         99,396         100.0        94,904       100.0
Cost of sales                                                     27,509          27.7        26,401        27.8
Payroll and related costs                                         31,004          31.2        30,221        31.9
Operating expenses                                                23,173          23.3        22,121        23.3
Depreciation and amortization                                      4,223           4.2         4,197         4.4
Income from restaurant operations                                 13,487          13.6        11,964        12.6
General and administrative expenses                                9,180           9.2         8,669         9.1
Operating income                                                   4,307           4.4         3,295         3.5
Net interest expense                                                 297           0.3           548         0.6
Income taxes                                                       1,326           1.4         1,016         1.1

          Net income                                              2,684            2.7         1,731         1.8


Net income per share:
               Basic                                               $0.78                       $0.50

               Diluted                                             $0.73                       $0.50


Average common shares and equivalents:
          Basic                                                    3,452                       3,432
          Diluted                                                  3,659                       3,474

Number of restaurants:

           Restaurants open at beginning
               of Period                                              34                          34

           Restaurants open at end
               of Period                                              34                          34


                                                        ###

Company Contacts:      Francis P. Bissaillon, Executive Vice President and
                                  Chief Financial Officer
                                  (617) 425-5205

                       Robert J. Ciampa, Vice President, Chief
                                  Accounting Officer and Treasurer
                                  (617) 425-5216